EXHIBIT 10.2

LOAN AGREEMENT

THIS LOAN AGREEMENT is made as of September 4, 2007 by and between SOVEREIGN BANK, a federal savings bank with an usual office at 1350 Main Street, Springfield, Massachusetts (hereinafter referred to as the “Lender”), and OMEGA FLEX, INC., a Pennsylvania corporation with an usual place of business and mailing address at 213 Court Street, Suite 701, Middletown, Connecticut (hereinafter referred to as the “Borrower”).

SECTION 1.	LOANS TO BORROWER

1.1        Loans. Lender shall make the loan or loans and other credit accommodations more particularly described on Schedule A attached hereto and made a part hereof (hereinafter called the “Loan”). Said Loan may be evidenced by the Note (as that term is defined in Schedule A), and shall be payable as set forth therein.

1.2        Automatic Payment; Method of Payment. The Borrower hereby authorizes the Lender to automatically deduct from Borrower’s account numbered _______any amount due under this Loan Agreement (“Automatic Payments”). The Lender shall immediately notify the Borrower of each deduction, including information on the amount of the deduction, the nature of the deduction, and the outstanding principal balance of the Loan after the deduction. All amounts deducted by the Lender pursuant to this §1.3 shall be applied: first, to any interest outstanding on a Loan, second, to any bank charges or expenses due under this Agreement or the Note, third, to the principal amount of any Base Rate Loan in order of their maturity, and lastly, to the principal amount of any LIBOR Rate Loan in order of their maturity; provided, however, that if the application of those amounts would cause a prepayment of a LIBOR Rate Loan prior to the last day of the applicable Interest Period, then the deducted amounts shall be applied to the next LIBOR Rate Loan in order of maturity. If the funds in said account are insufficient to advance funds to cover any payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Lender may voluntarily terminate such Automatic Payments. Whenever any payment to be made under this Loan Agreement shall be stated to be due on a day other than a Banking Day, such charge shall be subject to the Modified Following Business Day Convention and any such extension of time shall in such case be included in the computation of the payment of accrued interest.

SECTION 2.         REPRESENTATIONS, WARRANTIES AND GENERAL COVENANTS

The Borrower hereby represents and warrants to the Lender (which representations and warranties will survive the delivery of the Note and this Agreement and the making of any advances and shall be deemed to be continuing until the foregoing Note are fully paid and this Agreement is terminated) that, except as set forth on Schedule B:

2.1        Organization and Qualification. The Borrower, if a legal entity, (i) is and will continue to be duly organized and validly existing and in good standing under the laws of its state of organization; (ii) has filed annual corporate reports in all locations required under the laws of each jurisdiction in which it does business; (iii) is qualified and in good standing to do business in all other jurisdictions in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; (iv) has the power to execute and deliver this Agreement, the Note, and all other documents, instruments and agreements related hereto (the "Related Agreements") and to borrow the total amount of the Note.. Borrower has all requisite permits, authorizations, franchise agreements and licenses, without unusual restrictions or limitations, to own, operate and lease its properties and to conduct the business in which it is presently engaged, all of which are in full force and effect.

2.2        No Legal Bar. The execution and delivery of this Loan Agreement and the Loan Documents, and compliance by the Borrower with any of the terms and provisions hereof or thereof, will not, on the Effective Date, violate any provision of any existing law or regulation applicable to the Borrower, or any writ or decree of any court or governmental instrumentality issued with respect to the Borrower, or any agreement or instrument to which the Borrower is a party or which is binding upon it or its assets, and will not result in the creation or imposition of any lien, security interest, charge or encumbrance of any nature whatsoever upon or in any of the Borrower’s assets, except as contemplated by this Loan Agreement; and no consent of any third party, and no consent, license approval or authorization of or registration or declaration with any governmental bureau or agency under which the Borrower is supervised or regulated, is required in connection with the execution, delivery, performance, validity and enforceability of this Loan Agreement.

2.3        Title, Liens and Encumbrances. The Borrower has good and marketable title to all of its Assets, and none of the Assets are subject to any pledge, lease, trust, bailment, lien, security interest, encumbrance, charge or title retention or other security agreement or arrangement of any character whatsoever other than as permitted in the Related Agreements.

2.4        No Material Litigation. The Borrower represents that there is no material litigation, and that there is no administrative proceeding brought by or before any non-judicial or judicial governmental body, that is presently pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its property.

2.5        No Default. The Borrower is not, on the date hereof, in default with respect to the payment or performance of any of its material obligations or in the performance of any covenants or conditions to be performed by it pursuant to the terms and provisions of those material obligations evidenced by an Indenture, agreement or instrument to which it is a party or by which it may be bound, and the Borrower has received no notice of default thereunder.

2.6        Compliance with Laws. The Borrower has materially complied with and will continue to materially comply with the federal, state and local statutes and regulations of the United States of America applicable to the Borrower with respect to (a) any restrictions, specifications or other requirements pertaining to products which the Borrower manufactures and sells, or to the services it performs; (b) the conduct of its business operations; and (c) the use, maintenance and operation of the real and personal properties owned or leased by it in the operation of its business.

The Borrower shall indemnify the Lender and hold the Lender harmless from and against all loss, liability, damage and expense, including reasonable attorney's fees, suffered or incurred, by the Lender, (i) under or on account of any applicable local, state or federal laws or regulations for the protection of the environment or the regulation of the treatment, movement or disposal of any hazardous substances, materials or wastes, including the assertion of any liens thereunder (the “Environmental Laws”) with respect to any discharge, spillage, uncontrolled loss, seepage or filtration of oil or petroleum or chemical, liquids or solid, liquid or gaseous products or hazardous waste which, if contained or removed or mitigated by any applicable local, state or federal agency or entity, would give rights to a lien (a “Spill”) affecting any real or personal property owned or leased by the Borrower, including any loss of value of any such property as a result of such Spill; or (ii) with respect to any other matter affecting the real or personal property owned or leased by the Borrower and governed by the provisions of the Environmental Laws.

2.7        No Secondary Liabilities. There are no outstanding contracts or agreements of guaranty or suretyship made by the Borrower, or to which it is a party, or to which any of its assets are subject.

2.8        Taxes. The Borrower has filed or caused to be filed or obtained extensions for the filing of, and will continue to file and cause to be filed, all federal, state and local tax returns required by law to be filed, and has paid and will continue to pay all taxes shown to be due and payable on said returns or on any assessment made against it, except if being contested in good faith and adequate provision has been made therefor on its books of account. No claims are being asserted with respect to such taxes which are not reflected in the financial statements which have been furnished by the Borrower to the Lender.

2.9        Financial Condition. The Borrower has submitted to the Lender the Borrower’s audited financial statements for the year ended December 31, 2006, and the unaudited financial statements for the periods ended March 31, 2007 and June 30, 2007 ("Borrower’s Financial Statements"). Borrower represents that the Borrower’s Financial Statements are true and correct to the best of the knowledge and belief of the Borrower; that such financial information fairly presents the financial condition and results of the operations of the Borrower as of the respective dates thereof and for the period indicated therein; that such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently maintained throughout the period involved; and that except as disclosed in Borrower’s filings under the Securities and Exchange Act of 1934, there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of the Borrower from that set forth in said financial statements other than normal seasonal changes which occur in the normal course and operation of the Borrower's business.

2.10      Representation Accuracy. No representation or warranty by the Borrower contained in any certificate or other document furnished or to be furnished by the Borrower pursuant hereto or in connection with the transactions contemplated hereunder, contains, or at the time of deliver will contain, any untrue statement of material fact or omits or will omit to state a material fact necessary to make it not misleading.

2.11      No Collective Bargaining Agreements. The Borrower is not a party to any collective bargaining agreements.

2.12      No Pension Plans. The Borrower does not maintain any qualified defined benefit plans.

SECTION 3.	AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, so long as any of the Obligations shall remain outstanding, the Borrower will perform and observe each and all of the covenants and agreements herein set forth.

3.1        Payments Under this Loan Agreement, Etc. The Borrower will make punctual payment of all monies due under this Agreement, and will faithfully and fully keep and perform all of the terms, conditions, covenants and agreements contained herein on the Borrower's part to be paid, kept or performed hereunder, and will be bound in all respects as debtor under this Loan Agreement; and will make punctual payment of all monies and will faithfully and fully keep and perform all of the terms, conditions, covenants and agreements on its part to be paid, kept or performed under the terms of any lease or mortgage of the premises where Borrower operates, and will promptly notify the Lender in the event of any default on the part of the Borrower or receipt by the Borrower of any notice of alleged default under any such lease or mortgage. The Borrower will pay and discharge at or before their maturity all taxes, assessments, rents, claims, debts and charges.

3.2        Information, Access to Books and Inspection. The Borrower will furnish to the Lender such information regarding the business affairs and financial condition of the Borrower as the Lender may reasonably request, and give any representative of the Lender access during normal business hours to, and permit him to examine and copy, and make extracts from, any and all books, records and documents in the possession of the Borrower relating to its affairs and to inspect any of the properties of the Borrower.

3.3        Existence, Properties and Insurance. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect the legal existence of Borrower and its rights and franchises, and comply with all laws applicable thereto; at all times maintain, preserve and protect all franchises, patents, and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good condition and repair (normal wear and tear and obsolescence excepted), and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, and will pay or cause to be paid, except when the same may be contested in good faith, all rent due on premises where any property is held or may be held, so that the business carried on in connection therewith may be continuously conducted. The Borrower will have and maintain insurance at all times with respect to its properties against risks of fire (including so-called extended coverage), theft and such risks as the Lender may require containing such terms, in such form, and for such periods, and written by such companies as may be satisfactory to the Lender. The Borrower will furnish the Lender with certificates or other evidence satisfactory to the Lender of compliance with the foregoing insurance provisions. The Borrower will also at all times maintain necessary workmen's compensation insurance and such other insurance as may be required by law or as may be reasonably required by the Lender.

3.4        Notices of Default and Governmental Orders. The Borrower will promptly give notice in writing to the Lender of the occurrence of any event which constitutes or which with notice or lapse of time, or both, would constitute an Event of Default; of any material court or governmental orders, notices, claims, investigations, litigation and proceedings affecting the Borrower, and of any dispute which may exist between the Borrower, and any governmental regulatory body or any other party, which, if decided adversely against the Borrower, would have a material adverse effect on the Borrower's financial and operating conditions and would prevent the Borrower to operate its business as presently operated.

3.5	Financial Statements.

The Borrower agrees to furnish to the Lender the financial information set forth on Schedule C attached hereto.

3.6        Solvency. The Borrower hereby represents to the Lender that it is solvent and is generally paying its debts as such debts become due.

3.7        F.I.C.A. and Withholding Taxes. Upon request of the Lender, the Borrower will furnish the Lender with proof satisfactory to the Lender of the payment or deposit of F.I.C.A. and withholding taxes required of the Borrower by applicable law. Should the Borrower fail to make any such payment or deposit or furnish such proof within a reasonable time, the Lender may, in the Lender's sole and absolute discretion, and without notice to the Borrower: (a) make payment of the same or any part thereof; or (b) set up such reserves in the Borrower's account as the Lender may deem necessary to satisfy the liability therefor. Each amount so deposited or paid by the Lender shall constitute an advance. Nothing herein contained shall obligate the Lender to make such deposit or payment or set up such reserve, nor shall the making of one or more such deposits or payments or the setting up of any such reserve constitute: (i) an agreement on the Lender's part to take any further or similar action; or (ii) a waiver of any default by the Borrower under the terms hereof or of any other agreements between the Borrower and the Lender.

SECTION 4.	NEGATIVE COVENANTS

So long as any Obligations of the Borrower to the Lender remain outstanding and unpaid, the Borrower covenants and agrees as follows, except as set forth on Schedule B:

4.1        Limitation on Liens. The Borrower shall not create, assume or suffer to exist, any mortgage, pledge, encumbrance, lien, security interest or charges of any kind upon any of its assets, whether now owned or hereafter acquired.

4.2        Limitation on Other Borrowing. The Borrower shall not incur, create, or assume any indebtedness or liability outside of the ordinary course of the Borrower's business on account of deposits or advances, or any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, (which would have a materially adverse effect on the Borrower) except as referred to in or permitted by this Loan Agreement.

4.3        Limitation on Fundamental Changes. The Borrower shall not (i) convey, sell, lease or otherwise dispose of all or substantially all of its property, assets or business (which would have a materially adverse effect on the Borrower); (ii) make any change in its capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect the ability of the Borrower to repay the Obligations, or (iii) merge or consolidate with or into any other firm or corporation or change its name; provided, however, that the Borrower may merge with a subsidiary entity.

4.4        Limitation on Contingent Liabilities. The Borrower shall not become liable as guarantor, surety, or endorser, or agree to purchase, repurchase or assume, any obligation of any Person, except for indemnity of its officers and directors, indemnity of purchasers, sellers or distributors of the Borrower’s product against potential product liability claims, or endorsement of commercial paper for deposit, collection, or discount in the ordinary course of business.

4.5        Financial Covenants. The Borrower shall comply with the financial covenants set forth on Schedule B.

SECTION 5.	DEFAULT

5.1        Events of Default. The occurrence of an Event of Default as enumerated in the Note shall constitute an “Event of Default” under this Loan Agreement:

5.2        Acceleration. Upon and after an Event of Default, the entire unpaid balance owed under this Loan Agreement, or any note or other documents evidencing the same, plus any other Obligations, shall, at the option of the Lender, immediately become due and payable without presentment, demand, protest, notice of protest, or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower.

SECTION 6.	MISCELLANEOUS PROVISIONS

6.1        Confidentiality. The Lender agrees to hold in confidence and not disclose any written information that it receives from the Borrower that is marked as “Confidential” or “Proprietary.” Any confidential or proprietary information disclosed by the Borrower to the Bank may be designated as such at the time of disclosure and confirmed in writing within 30 days of the disclosure. The Lender’s confidentiality obligation will survive the expiration or termination of this Agreement; provided however, that this section shall not apply to any information that is or becomes publicly known from sources other than the Lender, has been disclosed by the Borrower to a third party without restriction, is otherwise required to be disclosed by operation of law, or is independently developed or discovered by the Lender from a third party source that is not under a separate confidentiality obligation with the Borrower.

6.2        Waiver of Right to Prejudgment Remedy Notice and Hearing. Borrower hereby waives such rights as it may have to notice and/or hearing under any applicable federal or state laws pertaining to the exercise by Lender of such rights as the Lender may have regarding the right to seek prejudgment remedies and/or deprive Borrower of or affect the use of or possession or enjoyment of Borrower’s property prior to the rendition of a final judgment against the Borrower. The Borrower further waives any right it may have to require Lender to provide a bond or other security as a precondition to or in connection with any prejudgment remedy sought by Lender, and waives any objection to the issuance of such prejudgment remedy based on any offsets, claims, defenses or counterclaims to any action brought by the Lender.

6.3        Waiver of Right to Trial by Jury and Consent to Jurisdiction. BORROWER AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN AND ACCEPT THIS AGREEMENT.

Borrower hereby agrees that the following courts:

State Court - Any state or local court of the State/Commonwealth of Lender’s address in the first paragraph of this Agreement (the “Governing State”); or

Federal Court - United States District Court for the District of the Governing State.

The court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, shall have exclusive jurisdiction to hear and determine any claims or disputes between Borrower and Lender pertaining directly or indirectly to this Agreement or to any matter arising in connection with this Agreement. Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made by registered or certified mail addressed to Borrower at the address set forth herein. Should Borrower fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing thereof, it shall be deemed in default and an order and/or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce the same in any appropriate jurisdiction.

6.4        No Waiver. No course of dealing between the Borrower and the Lender and no failure to exercise or delay in exercising on the part of the Lender any right, power or privilege under the terms of this Loan Agreement or under the terms of any other agreements, instruments or other documents between the Lender and the Borrower shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further privilege. The rights and remedies provided herein or in any other agreement are cumulative and not exclusive or in derogation of any rights or remedies provided in and thereof, by law or otherwise.

6.5        Survival of Agreements. All agreements, representations and warranties made pursuant to the Loan Documents, shall survive the making of the loans and advances hereunder and will continue until the Obligations are fully performed.

6.6        Rights of Assignee. All rights of the Lender in, to and under this Loan Agreement shall pass to and may be exercised by any assignee thereof. The Borrower agrees that, in the event of an assignment of this Loan Agreement and notice of such assignment to the Borrower, the liability of the Borrower to a holder for value of this Loan Agreement shall be immediate and absolute and not affected by any actions of the Lender; and that the Borrower will not set up any claim against the Lender as a defense, counterclaim or setoff to any action for the unpaid balance owed under this Loan Agreement or for possession, brought by said holder.

6.7        Binding Effect. All rights and obligations of the Lender hereunder shall inure to the benefit of and be binding upon its successors and assigns, and all the obligations of the Borrower contained in this Loan Agreement shall bind the successors and assigns of the Borrower. If the Borrower consists of one or more parties, all of the obligations, covenants, representations and warranties of the Borrower contained in this Loan Agreement shall be the joint and several obligations of the parties constituting the “Borrower”.

6.8        Entire Agreement. This Agreement and the Loan Documents constitute the entire agreement of the parties and may not be amended orally.

6.9        Governing Law. This Loan Agreement shall be governed and construed in accordance with the laws of Massachusetts, including its conflict of laws principles.

6.10      Payments. Acceptance of any check, draft or money order tendered in payment of any of the Obligations is conditioned upon and subject to receipt of final payment in cash of the amounts tendered by any of those checks, drafts or money orders.

6.11      Schedules. All schedules referred to herein and annexed hereto are hereby incorporated into this Loan Agreement and made a part hereof.

6.12      Counsel Fees and Expenses. The Borrower agrees to pay up to $5,000 for all counsel fees and expenses, including recording and filing fees, incurred by the Lender in connection with this Agreement; or negotiations regarding and consultation concerning this Loan Agreement or any Related Agreement, or preparation therefor, or the financing extended there under. This limitation does not affect the Borrower’s obligation to pay all reasonable counsel fees and expenses relating to the defense of any proceedings involving any claims made or threatened against or arising out of this Loan Agreement or any Related Agreement, or which the Lender may hereafter incur in protecting, enforcing, increasing or releasing any security held by the Lender or any Obligation or any provision of this Loan Agreement or any Related Agreement, and the obligation to pay such counsel fees and expenses of the Lender shall exist whether or not proceedings are instituted or legal appearances made in any court on behalf of the Lender.

6.13      Lender Advances. The Lender may, in its sole and absolute discretion and without notice or demand, pay any amount which the Borrower has failed to pay or perform any act which the Borrower has failed to perform under this Loan Agreement. In such event the costs, disbursements, expenses and reasonable counsel fees thereof, together with interest thereon from the date the expense is paid or incurred, at the highest interest rate allowed under this Loan Agreement shall be (i) added to the Obligations, (ii) payable on demand to the Lender. Nothing herein contained shall obligate the Lender to make such payments nor shall the making of one or more such payments constitute (i) an agreement on the Lender's part to take any further or similar action; or (ii) a waiver of any Event of Default under this Loan Agreement.

6.14      Descriptive Headings. The descriptive headings of the several sections of this Loan Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

6.15      Notices. Except as otherwise specified herein, any written notice required or permitted by this Loan Agreement may be delivered by depositing it in the U.S. mail, certified, return receipt requested, and will be deemed delivered 3 days after mailing, or by Federal Express or other overnight courier, charges prepaid, and will be deemed delivered the next Business Day. Every notice must be addressed to the Borrower or the Lender at the addresses set forth at the beginning of this Loan Agreement.

6.16      Severability. If any provision of this Loan Agreement or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Loan Agreement or the application of such provision to persons, entities or circumstances other than those as to which it is held invalid, shall not be affected thereby and each provision of this Loan Agreement shall be valid and enforceable to the fullest extent permitted by law.

6.17      Third Party Purchaser. Lender shall have the unrestricted right at any time or from time to time, and without Borrower’s consent, to sell, assign, endorse, or transfer all or any portion of its rights and obligations hereunder to one or more banks or other entities (each an “Assignee”), and Borrower agrees that it shall execute, or cause to be executed such documents including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Lender shall deem necessary to effect the foregoing. In addition, at the request of Lender and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the note held by Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Lender after giving effect to such assignment. The Lender will return to Borrower the original Note issued in connection with this Agreement at the same time when the new notes are issued. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between Lender and Assignee, and Lender shall be released from its obligation hereunder and thereunder to a corresponding extent.

6.18      Participation. Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower, to grant to one or more institutions or other persons (each a “Participant”) participating interests in Lender’s obligations to lend hereunder and/or any or all of the loans held by Lender hereunder. In the event of any such grant by Bank of a participating interest to a Participant, whether or not upon notice to Borrower, Lender shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Bank in connection with Lender’s rights and obligations hereunder. Lender shall furnish any information concerning Borrower in its possession from time to time to any prospective assignees and Participants, provided that Lender shall require any such prospective assignee or Participant to maintain the confidentiality of such information.

6.19      Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document(s) which is not of public record and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other document(s), the Borrower will issue, in lieu thereof, a replacement Note or other document(s) in the same principal amount thereof and otherwise of like tenor.

6.20      Federal Reserve. Lender may at any time pledge, endorse, assign, or transfer all or any portion of its rights under the Loan Documents including any portion of the Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act. 12.U.S.C. Section 341. No such pledge or enforcement thereof shall release Lender from its obligations under any of the Loan Documents.

6.21       Other Terms and Conditions. See Schedule B attached hereto and made a part hereof.

SECTION 7.	DEFINITIONS AND ACCOUNTING TERMS

7.1        Definitions. For purposes of this Loan Agreement and each of the schedules annexed hereto, the following terms which are used in this Loan Agreement and such schedules shall have the meanings specified herein and shall include in the singular number the plural and in the plural number the singular:

Affiliates - means any Person: (1) which directly or indirectly Controls, or is Controlled by, or is under common Control with, the Borrower or any subsidiary.

Banking Day - means with respect to any date that is specified in this Agreement, to be subject to adjustment in accordance with the applicable Business Day Convention, (i) a day on which commercial lenders settle payments in New York or London if the payment obligation is calculated by reference to any LIBOR rate, or (ii) in any other case, any day on which the Lender is open for business.

Modified Following Business Day Convention - means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Banking Day. The date a payment is due, when used in conjunction with the term “Modified Following Business Day Convention” and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a Banking Day so that the date will be the first following day that is a Banking Day.

Control - means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

Obligations - means all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Lender of every kind and description under this Agreement or the Loan Documents (whether or not evidenced by any note or other instrument and whether or not for the payment of money), direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, including without limitation, all interest, fees, charges, expenses and attorneys fees chargeable to the Borrower or incurred by the Lender in connection with the Borrower's account whether provided for in this Loan Agreement or in any Related Agreement.

Person - means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

Loan Documents – means this Loan Agreement, that certain Revolving Line of Credit Note, and that certain Automatic Debit Agreement, all dated as of the date hereof.

7.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States and all financial data submitted pursuant to this Loan Agreement shall be prepared in accordance with such principles.

This agreement intentionally ends here except for the signature page and Schedules.

IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be duly executed and delivered by the proper and duly authorized officers as of the date and year first above written.

WITNESS:
SOVEREIGN BANK

_______________________________	By: /s/ Thomas Creed_______________
Its
Duly Authorized

BORROWER:
OMEGA FLEX, INC.

/s/ Timothy P. Scanlan_____________	By: /s/ E. Lynn Wilkinson____________
Its Vice President - Finance
Duly Authorized

Schedule A

The Line of Credit.

a.           So long as no Event of Default (as defined in the Note) has occurred, and subject to all the terms and conditions of this Loan Agreement the Lender in its sole and absolute discretion will loan to Borrower, and Borrower may borrow from the Lender, from time to time, up Seven Million Five Hundred Thousand ($7,500,000.00) Dollars (the “Line of Credit”). During the period from the date hereof until September 4, 2008 (as such date may be extended in writing from time to time in the Lender's sole and absolute discretion, the “Termination Date”), unless an Event of Default occurs, Borrower may borrow, repay and re-borrow; and provided, further, that all outstanding principal plus accrued and unpaid interest shall be paid in full if not sooner demanded on the Termination Date. Lender shall review the Line of Credit on an annual basis and, in Lender’s sole discretion, may extend the Termination Date. Lender’s election to extend the Termination Date shall be based, among other things, on Borrower’s current credit situation and its compliance with this Agreement.

b.           The Line of Credit shall be evidenced by a Committed Revolving Line of Credit Note, dated of even date herewith, (the “Note”). Requests for advances may be made by telephonic communication by a person or persons designated by Borrower and followed, on the same day, by a written authorization sent to the Lender confirming the date, amount of advance and the account to which the advance is to be deposited. Borrower shall open and maintain a deposit account with the Lender. All advances shall be deposited into said account as instructed by Borrower. Each advance shall be recorded in said account in which shall also be recorded accrued interest on advances, payments on such advances, and other appropriate debits and credits as herein provided, and the Borrower authorizes the Lender to maintain such records or make such notations and agrees that the amount shown on the books and records as outstanding from time to time shall constitute the amount owing to the Lender pursuant to this Note, absent manifest error.

c.           Principal and interest on the Line of Credit shall be payable as set forth in the Note.

(d)	Use of Proceeds. The Loan shall be used for general working capital.

(e)         Conditions Precedent to Advances. The obligation of the Lender to make initial advances to the Borrower is subject to the conditions precedent that the events or documents required take place or be executed and delivered to the Lender as provided in this Agreement in form and substance satisfactory to the Lender and its counsel. The obligation of the Lender to make any subsequent advances is subject to the conditions precedent that: (a) No event has occurred which would constitute an Event of Default; (b) no event would constitute an Event of Default; (c) the Lender has, upon request, received a certificate signed by a duly authorized officer of the Borrower stating that all representations and warranties contained in this Loan Agreement are correct as though made on and as of the date of such certificate; (d) the Lender has received such other approvals, opinions, or documents as the Lender may reasonably request; and (e) there has been no material adverse change in the financial condition of the Borrower since the date of the latest financial statement delivered to the Lender.

Schedule B

Financial Covenants of Omega Flex, Inc (the “Borrower”)

1. Minimum Operating Cash Flow to Total Debt Service. The ratio of the Borrower’s (i) the total aggregate amount of Operating Cash Flow for the four most recently completed fiscal quarters to (ii) the total aggregate amount of its Total Debt Service (“Debt Service” shall mean scheduled principal and interest owed by the Borrower to any Person) for the four most recently completed fiscal quarters shall be at least 1.25 to 1.0.

This covenant shall be calculated and measured as follows:

EBITDA less non-financed capital expenditures less cash taxes paid, divided by interest expense plus current maturities of long term debt.

2.	Maximum Debt to Tangible Net Worth Ratio. The ratio of Borrower's

(i) total liabilities to its (ii) tangible net worth shall not exceed a ratio of 1.0 to 1.0 as determined in accordance with GAAP consistently applied.

These covenants are to be tested quarterly at the end of each fiscal quarter of Borrower.

Exceptions to Borrower’s Representations, Warranties and General Covenants

As of the date of this Agreement, Borrower has the following exceptions to the representations, warranties and general covenants set forth in Section 2 of this Loan Agreement:

2.4     Borrower is a defendant in five cases brought by several insurance companies as subrogees, alleging property damage proximately caused by the Borrower’s products. The claims range from $77,000 to approximately $600,000. The claims are covered by Borrower’s insurance policies, with deductibles ranging from $25,000 to $2,000,000. The Borrower has good defenses to these claims, and intends to vigorously defend against the claims.

2.7     (a)Borrower is a guarantor for its subsidiary, Omega Flex Limited ("Subsidiary"), relating to the payment by the Subsidiary of rent under its real property lease for manufacturing premises located in Banbury, England.

(b)   The Borrower was the plaintiff in a trade secrets case that was tried before a judge in Pennsylvania state court, and which was decided in favor of the Borrower, and that decision has become final. There is currently outstanding an injunction bond relating to a preliminary injunction issued in that case, and Borrower is in the process of closing out that bond.

(c)   Borrower issues limited product warranties relating to its products sold in the ordinary course of business.

                Schedule C

  Financial reporting Requirements of Omega Flex, Inc (the “Borrower”)

1. Annual Financial Statements. The Borrower shall furnish to Bank on an annual basis and in any event, within one hundred twenty (120) days of its fiscal year end, copies of its updated 10K corporate financial statements on an audited basis and all other financial information as Bank may reasonably require, all in form and substance satisfactory to Bank.

2.     Quarterly Reporting. On a quarterly basis beginning with the quarter ending June 30, 2007, the Borrower shall provide the Bank, within forty-five (45) days from the end of each quarter, with a copy of its 10Q financial statement and compliance certificate.